UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2020

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on September 27, 2019, Ocugen, Inc. (“Ocugen” or the “Company”) and Ocugen Opco, Inc. (“Opco”) completed a private placement transaction with certain accredited investors (the “Investors”) pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated June 13, 2019, as amended, by and among the Company, Opco and the Investors for an aggregate purchase price of approximately $25.0 million (the “Pre-Merger Financing”), whereby, among other things, the Company agreed to issue (a) Series A Warrants representing the right to acquire shares of Ocugen’s common stock (“Common Stock”) up to the amount issuable in exchange for 200% of the shares of Common Stock issued to Investors under the Securities Purchase Agreement (the “Series A Warrants”), (b) additional Series B warrants to purchase shares of Common Stock (the “Series B Warrants”), and (c) Series C warrants to purchase 50 million shares of Common Stock (the “Series C Warrants” and together with the Series A Warrants and the Series B Warrants, the “Warrants”). The Warrants were issued on October 4, 2019, and, as previously announced, on November 5, 2019, the parties entered into an amendment to the Warrants which, among other things, amended the Series C Warrants such that they became exercisable for an aggregate of 20 million shares of Common Stock.

Following the consummation of the transactions described below, all Warrants issued in connection with the Pre-Merger Financing were retired and 74,549,048 shares of Common Stock will be outstanding, compared to 52,625,228 shares of Common Stock outstanding prior to the consummation of the transactions.

Amendment and Exchange Agreements

On April 22, 2020, the Company effected a private placement of Common Stock pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), at a price per share of $0.395, which private placement constituted a Dilutive Issuance (as defined in the Series A Warrants) and resulted in adjustments to the number of issuable Series A Warrant Shares and the exercise price under the Series A Warrants.

Contemporaneously with the Dilutive Issuance, the Company and Opco entered into an Amendment and Exchange Agreement (each an “Exchange Agreement” and collectively, the “Exchange Agreements”) with each of the Investors. Pursuant to the Exchange Agreements, the Company, Opco and the Investors agreed, among other things, to the following:

•	The outstanding Series A Warrants were amended such that, after giving effect to the Dilutive Issuance and an adjustment to the number of shares of Common Stock issuable upon exercise of the Series A Warrants, the outstanding Series A Warrants became exercisable for an aggregate of 48,103,344 Warrant Shares at an exercise price of $0.395 per share.

•	The restrictions on the Company’s entering into certain fundamental transactions set forth in Section 4 of the Series A Warrants were deleted. Additionally, certain provisions in the Securities Purchase Agreement relating to the Company’s use of proceeds from the Pre-Merger Financing, requirements regarding the listing of the Common Stock on the Nasdaq Stock Market, restrictions on entering into fundamental transactions and a prohibition on certain future-priced stock issuances, including at-the-market offerings, were each deleted.

•	Immediately following the consummation of the amendments described above, the Investors and the Company, pursuant to Section 3(a)(9) of the Securities Act, exchanged the Series A Warrants held by such Investors (the “Existing Warrants”) for (i) an aggregate of 21,920,820 shares of Common Stock and (ii) certain promissory notes issued by the Company in the aggregate principal amount of $5,625,000, further described below under “Promissory Notes” (collectively, the “Exchange Securities,” and such transaction, the “Exchange”). Upon each Investor’s receipt of the applicable Exchange Securities, the Existing Warrants were deemed for all corporate purposes to have been cancelled. Each Investor received a pro rata portion of the Exchange Securities, with such portion having an aggregate value commensurate with the Black Sholes value of the Series A Warrant held by such Investor immediately prior to the Exchange.

The Exchange Agreements contain customary representations and warranties by the Company and the Investors. The Exchange Agreements also include certain post-closing covenants, including a requirement that the Company satisfy current public information requirements under Rule 144 under the Securities Act and pay to the Investors a cash amount specified therein for any failures to satisfy such requirements.

Concurrently with the effectiveness of the Exchange Agreement, an investor holding the only remaining Series B Warrant and Series C Warrants exercised such warrants in full for 1,000 shares of Common Stock under each warrant.

Promissory Notes

The promissory notes issued in connection with the Exchange (each a “Promissory Note,” and collectively, the “Promissory Notes”) do not bear interest (other than in connection with an event of default, as described below) and have a maturity date of April 21, 2021 (the “Maturity Date”).

The Company may prepay the Promissory Notes in whole or in part at any time without penalty or premium. In the event that the Company consummates a financing transaction that generates cash to the Company, the Company is required to use a specified percentage of the applicable financing net proceeds to redeem the outstanding amount under each Promissory Note, which percentage shall be 20% if the applicable financing transaction occurs on or prior to August 22, 2020, and otherwise, 30%.

Upon an event of default, interest shall accrue under each Promissory Note at a rate of 18% per annum, payable on the Maturity Date or upon any redemption. Events of default under each Promissory Note include, among other things, (i) the Company’s failure to pay the holder any amount within five business days or when due or on the Maturity Date; (ii) the breach of the negative or affirmative covenants set forth in the Promissory Notes; (iii) any material adverse effect with respect to the Company; (iv) the suspension of the Common Stock from trading on certain eligible markets; and (v) an event of default under any of the other Promissory Notes or under other indebtedness of the Company; in certain cases, subject to applicable cure periods.

Upon an event of default, each holder may require the Company to redeem all or any portion of the applicable Promissory Note, without penalty or premium. The holder of each Promissory Note may also require the Company to redeem such note, without penalty or premium, in connection with the Company’s entering into certain fundamental transactions representing a change of control of the Company.

Under the Promissory Notes, the Company is subject to certain customary negative and affirmative covenants.

The foregoing description of the Exchange Agreements and Promissory Notes does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Exchange Agreement and the form of Promissory Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1	Form of Amendment and Exchange Agreement dated as of April 22, 2020, by and between Ocugen, Inc., Ocugen Opco, Inc. and the Investor named therein.

10.2	Form of Promissory Note dated April 22, 2020, issued by Ocugen Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2020

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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